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                                                                    EXHIBIT 4.29

                                                               EXECUTION VERSION

                             OMNIBUS AMENDMENT NO. 1
                      (Lease Receivables Transfer Facility)

         This OMNIBUS Amendment NO. 1 (this "Amendment") is entered into as of November 15, 2001 by and among STEELCASE INC., a Michigan corporation (the "Guarantor"), as guarantor, STEELCASE FINANCIAL SERVICES INC., a Michigan corporation (the "Transferor"), as transferor and initial servicer, CORPORATE ASSET FUNDING COMPANY, INC., a Delaware corporation (the "Conduit Transferee"), as conduit transferee, CITIBANK N.A. (the "Committed Transferee") as committed transferee, and CITICORP NORTH AMERICA, INC., a Delaware corporation (the "Agent"), as agent, and is made with reference to that certain Lease Receivables Transfer Agreement dated as of October 20, 1999 (as amended prior to the date hereof, the "Transfer Agreement") among the Transferor, the Conduit Transferee, the Committed Transferee and the Agent. Capitalized terms used, but not otherwise defined herein, shall have the respective meanings ascribed to such terms in the Transfer Agreement.

         WHEREAS, upon and subject to the terms and conditions of the Transfer Agreement, the Transferees may make Advances to the Transferor;

         WHEREAS, upon and subject to the terms of the Parent Performance Guaranty, the Guarantor has undertaken and agreed, among other items, to cause the due and punctual performance and observance by the Transferor of all of the agreements and undertakings on the part of the Transferor to be performed or observed under the Transfer Agreement and the other Facility Documents in accordance with the terms thereof;

         WHEREAS, the parties hereto desire to cancel the Note and to amend the Transfer Agreement and the Parent Performance Guaranty to clarify that the principal amount of each Advance, together with certain interest and fees payable with respect thereto pursuant to Section 2.03 of the Transfer Agreement, shall be payable solely from Collections of Lease Receivables in accordance with the settlement procedures described in Section 2.04 of the Transfer Agreement and not by recourse to the Transferor or the Guarantor;

         NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which hereby are acknowledged, the parties agree as follows:

Section 1.  Cancellation of Note. Without affecting the obligations of the
            --------------------
Transferor under the Transfer Agreement and other Facility Documents and without constituting a novation of the outstanding Advances, the Note is hereby cancelled and of no further force or effect. The Agent shall mark the note as cancelled and promptly return the Note to the Transferor.

Section 2.  Amendments to Transfer Agreement. The Transfer Agreement is hereby
            --------------------------------
amended as follows:

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     (a)  Subpart (xii)(P) of the definition of "Eligible Lease Receivable" in
     Section 1.01 is amended to add at the beginning thereof the phrase "which is owned by, or on behalf of the Transferees or."

     (b) The definition of "Note" in Section 1.01 is deleted and replaced with the following phrase:

           "Note" means [Intentionally Omitted].
            ----

     (c) The definition of "Obligations" in Section 1.01 is amended to add the phrase "but subject to Section 2.02(c)" after the phrase "and shall include, without limitation," beginning in line 4 thereof.

     (d) The definition of "Other Fees" in Section 1.01 is amended to add "2.09," after "2.08" and before "8.01" in the second line thereof.
      ----          ----              ----

     (e) Section 2.02(b) is deleted in its entirety and replaced with the following:

            "(b) Each Advance shall be evidenced in the accounts maintained by the Agent in accordance with its usual practices and, absent manifest error, the entries made in such accounts shall be presumptively correct. The Agent shall record in such accounts the date and amount of each Advance, the amount of interest due and payable in respect thereof and all Collections or other amounts applied in respect of such Advance in accordance with Section 2.04(b) hereof."

     (f) Section 2.02(c) is amended to add the following new sentences at the end thereof:

            "The Transferees hereby acknowledge and agree that the principal amount of each Advance, Interest in respect thereof and Program Fees, Liquidity Fees and Other Fees are payable solely from Collections in accordance with the settlement procedures set forth in Section 2.04 hereof and that neither the Transferor nor the Parent shall have any personal liability for the payment thereof except to the extent set forth in the proviso to Section 2.3(a) and for the reimbursement or indemnification obligations of the Transferor in Sections 2.06 (increased yield costs), 2.07 (increased capital), 2.08 (taxes), 2.09 (Eurocurrency reserves), 8.01 (indemnification) and 10.06 (costs and expenses) hereof."

     (g)    Subpart (ii) of Section 5.03(f) is amended to read as follows:

            "(ii) when applied pursuant to Section 2.04(b) hereof such proceeds will be sufficient to repay in full the Advances outstanding with respect to such Lease Receivable and any interest (including interest through the end of the related Collection Period), fees, costs or expenses (including early termination payments) resulting from the reduction of the aggregate notional amount of the Interest Rate Hedges."

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      (h)   Section 7.01 is amended to add the phrase "but subject to Section
      2.02(c)" after the phrase "Upon the occurrence of the Termination Date".

      (i) The text of Exhibit F to the Transfer Agreement is deleted in its entirety and replaced with the phrase "[Intentionally Omitted]".

Section 3.  Amendments to Parent Performance Guaranty. Section 1 of the Parent
            -----------------------------------------
Performance Guaranty is hereby amended to add the following sentence at the end thereof:

            "Except to the extent set forth in the proviso to Section 2.03(a) of the Lease Receivables Transfer Agreement and for SFSI's indemnification and reimbursement obligations under Sections 2.06 (increased yield costs), 2.07 (increased capital), 2.08 (taxes),
            2.09 (Eurocurrency reserves), 8.01 (indemnification) and 10.06 (costs and expenses) of the Lease Receivables Transfer Agreement, the Obligations guaranteed hereby shall not include the obligation to pay Advances, Interest and Program Fees, Liquidity Fees and Other Fees, which amounts are payable solely from Collections in accordance with the settlement procedures set forth in Section 2.04 of the Lease Receivables Transfer Agreement and the Parent shall have no personal liability for the payment thereof."

Section 4.  Effectiveness. This Amendment shall become effective upon its
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execution and delivery by the Guarantor, the Transferor, the Required
Transferees and the Agent.

Section 5.  Representations. Each party hereto represents to the other that: (i)
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it has the power and authority to enter into this Amendment; (ii) the execution and delivery of this Amendment have been duly authorized by all necessary action; (iii) this Amendment has been duly executed and delivered on its behalf and (iv) this Amendment and the Facility Documents, as amended hereby, constitute its legal, valid and binding obligation enforceable against it in accordance with their respective terms subject to the Enforceability Exceptions.

Section 6.  Ratification. Except as specifically amended or cancelled hereby,
            ------------
each of the Facility Documents shall remain unchanged and continue in full force and effect and each of the parties hereto hereby ratifies and confirms the Facility Documents. After the effectiveness of this Amendment, any reference to the Transfer Agreement or the Parent Performance Guaranty in any Facility Document shall be to the Transfer Agreement and Parent Performance Guaranty, respectively, as amended hereby.

Section 7.  GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN
            -------------
ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK (INCLUDING SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW BUT OTHERWISE WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES).

Section 8.  Costs and Expenses. The Transferor agrees to pay on demand all
            ------------------
reasonable costs and expenses of the Transferees and the Agent in connection with the preparation of this Amendment.

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Section 9.  Counterparts. This Amendment may be executed in any number of
            ------------
counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Amendment by telecopier shall be effective as delivery of a manually executed counterpart of this Amendment.

         IN WITNESS WHEREOF, the parties have caused this Amendment to be executed by their respective officers thereunto duly authorized, as of the date first above written.


STEELCASE INC., as Guarantor                 STEELCASE FINANCIAL
                                             SERVICES INC., as Transferor and
                                             initial Servicer



By: /s/ Gary P. Malburg                      By: /s/ Thomas P. Sullivan
    -----------------------------------          -------------------------------
    Name:  Gary P. Malburg                       Name:  Thomas P. Sullivan
    Title: Vice President, Finance and           Title: Vice President and
    Treasurer                                    Chief Financial Officer



CITICORP NORTH AMERICA,                      CORPORATE ASSET FUNDING COMPANY,
INC., as Agent                               INC., as Conduit Transferee



By: /s/ David L. Donofrio                    By: /s/ David L. Donofrio
    -----------------------------------          ------------------------------
    Name: David L. Donofrio                      Name: David L. Donofrio
    Title: Vice President                        Title: Vice President



                                             CITIBANK, N.A., as Committed
                                             Transferee



                                             By: /s/ David L. Donofrio
                                                 ------------------------------
                                                 Name: David L. Donofrio
                                                 Title: ATTORNEY-IN-FACT

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